Exhibit 23.1

[DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-3 of our report dated March 8, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended December 29, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
July 17, 2002